FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces First Quarter 2019 Financial Results

San Clemente, CA – May 8, 2019 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on the development and commercialization of novel surgical devices and sustained pharmaceutical therapies designed to transform the treatment of glaucoma, today announced financial results for the first quarter ended March 31, 2019.  Key highlights include:

•	Achieved 35% net sales growth to $54.0 million in the first quarter of 2019, compared to $40.1 million in the first quarter of 2018.
•	Reported gross margin of approximately 87% in the first quarter of 2019, compared to approximately 86% in the first quarter of 2018.
•	Updated 2019 net sales guidance to $225 million to $230 million.

“Glaukos began 2019 by delivering another exceptional quarter, driven by growing U.S. adoption of our next-generation iStent inject® Trabecular Micro-Bypass System and strong commercial performance in key international markets,” said Thomas Burns, Glaukos president and chief executive officer.  “We also continued to make significant clinical and regulatory progress to advance our expansive and novel pipeline, with the goal of transforming Glaukos into a global ophthalmic pharmaceutical and device leader and transforming glaucoma therapy for the much-needed benefit of patients worldwide.”

First Quarter 2019 Financial Results

Net sales rose 35% in the first quarter of 2019 to $54.0 million, compared to $40.1 million in the same period in 2018.  The growth primarily reflected unit volume increases worldwide.

Gross margin for the first quarter of 2019 was approximately 87%, compared to approximately 86% in the same period in 2018.

Operating expenses for the first quarter of 2019 rose 28% to $48.9 million, compared to $38.1 million in the same period in 2018. The year-over-year increase reflected primarily growth in domestic sales, marketing and administrative personnel and expenses, the company’s ongoing expansion of its global direct sales infrastructure, and increased spending associated with pharmaceutical research and clinical trials.

Loss from operations in the first quarter of 2019 was $1.9 million, compared to operating loss of $3.7 million in the first quarter of 2018.  Net loss in the first quarter of 2019 was $1.3 million, or $0.04 per diluted share, compared to net loss of $2.7 million, or $0.08 per diluted share, in the first quarter of 2018.

2019 Revenue Guidance

The company updated its 2019 net sales guidance to $225 million to $230 million, compared to $220 million to $230 million previously.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the results and provide additional information about the company’s financial outlook.  A link to the webcast is available on the company’s website at http://investors.glaukos.com.  To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 9977628.  A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos  (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on the development and commercialization of novel surgical devices and sustained pharmaceutical therapies designed to transform the treatment of glaucoma, one of the world’s leading causes of blindness.  The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos  launched the iStent® Trabecular Micro-Bypass Stent, its first MIGS device, in the United States in July 2012 and launched its next-generation iStent inject® device in the United States in September 2018. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale injectable therapies designed to address the complete range of glaucoma disease states and progression. The company believes the iStent inject is the smallest medical device ever approved by the FDA.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitation, uncertainties about our  dependence on the success and market acceptance of the iStent and the iStent inject; our ability to reach sustained profitability; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance of our products both in the United States and internationally; our ability to bring our pipeline products to market; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent,  the iStent inject or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect, expense and uncertainty of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; and the market’s perception of our limited operating history as a public company.  These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for 2018, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which we expect to file on or before May 10, 2019. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net sales	$54,026	$40,133
Cost of sales	7,111	5,786
Gross profit	46,915	34,347
Operating expenses:
Selling, general and administrative	34,925	27,155
Research and development	13,930	10,906
Total operating expenses	48,855	38,061
Loss from operations	(1,940)	(3,714)
Non-operating income:
Interest income	788	480
Other (expense) income, net	(68)	528
Total non-operating income	720	1,008
Loss before taxes	(1,220)	(2,706)
Provision for income taxes	122	5
Net loss	$(1,342)	$(2,711)
Basic net loss per share	$(0.04)	$(0.08)
Diluted net loss per share	$(0.04)	$(0.08)
Weighted average shares used to compute basic net loss per share	36,205	34,677
Weighted average shares used to compute diluted net loss per share	36,205	34,677

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,680	$29,821
Short-term investments	111,575	110,667
Accounts receivable, net	20,622	18,673
Inventory, net	13,432	13,282
Prepaid expenses and other current assets	4,428	4,124
Total current assets	183,737	176,567
Restricted Cash	8,813	8,775
Property and equipment, net	19,535	19,153
Operating lease right-of-use asset	12,772	-
Deferred tax asset and receivable, net	213	213
Deposits and other assets	2,965	2,262
Total assets	$228,035	$206,970

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,675	$6,286
Accrued liabilities	21,672	23,964
Deferred rent	-	115
Total current liabilities	27,347	30,365
Operating lease liability	12,174	-
Other liabilities	3,025	2,745
Total liabilities	42,546	33,110

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 authorized; 36,361 and 36,135 shares issued and 36,333 and 36,107 shares outstanding at March 31, 2019 and December 31, 2018, respectively	36	36
Additional paid-in capital	390,887	378,352
Accumulated other comprehensive income	1,174	738
Accumulated deficit	(206,476)	(205,134)
Less treasury stock (28 shares)	(132)	(132)
Total stockholders’ equity	185,489	173,860
Total liabilities and stockholders’ equity	$228,035	$206,970

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